Exhibit (s)
Calculation of Filing Fee Tables

FORM N-2
(Form Type)

PROSPECT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
	Debt	5.500% Notes due 2026	Rule 415(a)(6)	$376,000.00	100.00%	$376,000.00			N-2	333-236415	February 13, 2020	(1)
	Debt	5.750% Notes due 2029	Rule 415(a)(6)	$92,000.00	100.00%	$92,000.00			N-2	333-236415	February 13, 2020	(1)
	Debt	5.950% Notes due 2033	Rule 415(a)(6)	$80,000.00	100.00%	$80,000.00			N-2	333-236415	February 13, 2020	(1)
Total Offering Amounts						$548,000.00		$0
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$0
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(1)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers a total of $752,897,600 of unsold securities that had previously been registered under the registrant’s registration statement on Form N-2, initially filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2020 (No. 333-236415) (the “Prior Registration Statement”) and remain unsold as of the date hereof. The $752,897,600 of such unsold securities and the registration fee paid by the registrant for such unsold securities is being carried forward to this registration statement and will continue to be applied to such unsold securities pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.